UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2018

_________________________________________________________
Triangle Capital Corporation
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-00733	06-1798488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina		27612
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (919) 719-4770
Not Applicable
(Former name or former address, if changed since last report.)
_________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
As previously disclosed on April 3, 2018, Triangle Capital Corporation (the “Company”) entered into an asset purchase agreement (the “APA”) with BSP Asset Acquisition I, LLC (the “Asset Buyer”), an affiliate of Benefit Street Partners L.L.C., pursuant to which the Company agreed to sell its December 31, 2017 investment portfolio to the Asset Buyer in exchange for $981.2 million in cash, subject to certain adjustments to reflect portfolio activity and other matters occurring after December 31, 2017 (such transaction referred to herein as the “Asset Sale”). The Asset Sale closed on July 31, 2018.
As a result of the closing of the Asset Sale, the Company has sold substantially all of its investment portfolio in exchange for gross cash proceeds received from the Asset Buyer and certain affiliates of the Asset Buyer of $793.3 million, after adjustments to take into account portfolio activity and other matters occurring since December 31, 2017, as described in greater detail in the APA. Adjustments to the purchase price included, among other things, approximately $208.8 million of principal payments and prepayments, sales proceeds and distributions related to the investment portfolio that were received and retained by the Company between December 31, 2017 and the closing of the Asset Sale, offset by approximately $29.5 million of loans and equity investments originated between December 31, 2017 and the closing of the Asset Sale.
Subsequent to March 31, 2018 but prior to the closing of the Asset Sale, the Company repaid all amounts outstanding under its third amended and restated senior secured credit facility, as amended (the “Credit Facility”), and in connection with the closing of the Asset Sale, the Company terminated the Credit Facility. Also in connection with the closing of the Asset Sale, the Company repaid the Company’s debentures (the “SBA-Guaranteed Debentures”) guaranteed by the U.S. Small Business Administration (the “SBA”) and delivered necessary materials to the SBA to surrender the SBIC licenses held by the Company’s subsidiaries, Triangle Mezzanine Fund LLLP, Triangle Mezzanine Fund II LP and Triangle Mezzanine Fund III LP. In addition, as disclosed under Item 8.01 of this Current Report on Form 8-K, the Company irrevocably deposited funds with the trustee under the indenture governing the Company’s 6.375% Notes due December 15, 2022 (the “December 2022 Notes”) and 6.375% Notes due March 15, 2022 (the “March 2022 Notes” and, collectively with the December 2022 Notes, the “Notes”) for the purpose of redeeming all of the issued and outstanding Notes and paying all sums due and payable under such indenture.
The foregoing description of the APA and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the APA, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 9, 2018, and is incorporated herein by reference.
The following events took place in connection with the consummation of the Asset Sale.

Item 1.02.    Termination of a Material Definitive Agreement.
In connection with the Asset Sale, the Company terminated the following material agreements which were not entered into in the ordinary course of the Company’s business:

•
Amended and Restated Custodial Agreement between the Company, Branch Banking and Trust Company, Institutional Services Trust Operations, and Branch Banking and Trust Company, dated as of June 20, 2014 (the “Custody Agreement”);

•
Third Amended and Restated Credit Agreement, dated as of May 4, 2015, among the Company, the guarantors party thereto, Branch Banking and Trust Company, as administrative agent, ING Capital LLC, as multicurrency agent, a joint lead arranger, and syndication agent, Fifth Third Bank, as a joint lead arranger, and BB&T Capital Markets, as a joint lead arranger, and the lenders from time to time party thereto, including Branch Banking and Trust Company, ING Capital LLC, Fifth Third Bank, First National Bank of Pennsylvania, Bank of America, N.A., Morgan Stanley Bank, N.A., EverBank Commercial Finance, Inc., Bank of North Carolina, Paragon Commercial Bank, Capital Bank Corporation, First Tennessee Bank National Association, Park Sterling Bank, Stifel Bank & Trust, United Community Bank, and Raymond James Bank, N.A (as amended and supplemented from time to time, the “Credit Agreement”);

•
Second Amended and Restated Equity Pledge Agreement, dated as of May 4, 2015, between the Company, ARC Industries Holdings, Inc., Brantley Holdings, Inc., Energy Hardware Holdings, Inc., Minco Holdings, Inc., Peaden Holdings, Inc., Technology Crops Holdings, Inc. and Branch Banking and Trust Company (the “Pledge Agreement”);

•
Second Amended and Restated General Security Agreement, dated as of May 4, 2015, between the Company, ARC Industries Holdings, Inc., Brantley Holdings, Inc., Energy Hardware Holdings, Inc., Minco Holdings, Inc., Peaden Holdings, Inc., Technology Crops Holdings, Inc. and Branch Banking and Trust Company (the “Security Agreement”);

•	The Company’s Amended and Restated Executive Deferred Compensation Plan (the “Compensation Plan”);

•	Supplement and Joinder Agreement for the Credit Agreement dated July 31, 2017 (the “First Joinder”); and

•	Supplement and Joinder Agreement for the Credit Agreement dated September 29, 2017 (the “Second Joinder”).
The Custody Agreement’s terms required Branch Banking and Trust Company to take possession of certain documents related to the Company’s portfolio investments. The foregoing description of the Custody Agreement is not complete and is subject to, and entirely qualified by reference to, the full text of the Custody Agreement, which is filed as Exhibit (j)(1) to the Company’s Registration Statement on Form N-2 filed with the SEC on October 1, 2014, and is incorporated herein by reference.
The Credit Agreement provided for commitments of $435.0 million and included an accordion feature for an increase in total borrowing size of up to $550.0 million, subject to certain conditions and the satisfaction of specified financial covenants. The revolving period of the Credit Facility under the Credit Agreement was set to end on April 30, 2021 followed by a one-year amortization period with a final maturity date of April 30, 2022. The foregoing description of the Credit Agreement is not complete and is subject to, and entirely qualified by reference to, the full text of the Credit Agreement, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on May 6, 2015 (the "2015 Form 8-K"), and is incorporated herein by reference, and the full text of the First Amendment to the Credit Agreement, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on May 3, 2017, and is incorporated herein by reference.
The Pledge Agreement and Security Agreement are more fully described in the 2015 Form 8-K, which descriptions are incorporated herein by reference. The foregoing descriptions of the Pledge Agreement and Security Agreement incorporated herein by reference are not complete and are subject to, and entirely qualified by reference to, the full text of the Pledge Agreement and the Security Agreement, which are filed as Exhibits 10.2 and 10.3, respectively, to the 2015 Form 8-K and are incorporated herein by reference.
The Compensation Plan was a non-qualified plan covering the Company’s executive officers and key employees. The foregoing description of the Compensation Plan is not complete and is subject to, and entirely qualified by reference to, the full text of the Compensation Plan, which was filed as Exhibit 10.2 to the Company’s Form 10-Q filed with the SEC on November 2, 2016, and is incorporated herein by reference.
The First Joinder increased the revolver commitments under the Credit Agreement and added an additional lender thereunder. The foregoing description of the First Joinder is not complete and is subject to, and entirely qualified by reference to, the full text of the First Joinder, which is filed as Exhibit 10.4 to the Company’s Form 10-Q filed with the SEC on August 2, 2017, and is incorporated herein by reference.
The Second Joinder increased the revolver commitments under the Credit Agreement and added an additional lender thereunder. The foregoing description of the Second Joinder is not complete and is subject to, and entirely qualified by reference to, the full text of the Second Joinder, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on October 3, 2017, and is incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.
The information contained in the Introductory Note above is incorporated herein by reference.

Item 8.01.    Other Events.
Press Release
On July 31, 2018, the Company issued a press release announcing the closing of the Asset Sale, the redemption of the Notes and the final per share distribution to be paid to the Company’s stockholders in connection with the $85 million stockholder cash payment (the “Stockholder Payment”) from Barings LLC (“Barings”). As previously disclosed in the Company’s definitive proxy statement on Schedule 14A that was filed with the SEC on June 1, 2018, Barings will make the Stockholder Payment to the holders of record of the Company’s common stock (not including Barings) as of the date of the closing of the externalization transaction with Barings, which is anticipated to occur on August 2, 2018.
The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Redemption Notices
On July 31, 2018, the Company caused notices to be issued to the holders of the March 2022 Notes (CUSIP No. 895848 406; NYSE: TCCB) and the December 2022 Notes (CUSIP No. 895848 307; NYSE: TCCA) regarding the Company’s exercise of its option to redeem all of the issued and outstanding Notes, pursuant to Section 11.04 of the Indenture dated as of March 2, 2012 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, Section 1.01(h) of the Second Supplemental Indenture dated as of October 19, 2012 (the “Second Supplemental Indenture”), in the case of the December 2022 Notes, and Section 1.01(h) of the Third Supplemental Indenture dated as of February 6, 2015 (the “Third Supplemental Indenture” and together with the Base Indenture and the Second Supplemental Indenture, the “Indenture”), in the case of the March 2022 Notes. The Company will redeem all $80,500,000 in aggregate principal amount of the December 2022 Notes and all $86,250,000 in aggregate principal amount of the March 2022 Notes, in each case, on August 30, 2018 (the “Redemption Date”). The Notes will be redeemed at 100% of their principal amount ($25.00 per Note), plus the accrued and unpaid interest thereon from June 15, 2018, through, but excluding, the Redemption Date. Copies of the notices of redemption are attached to this Current Report on Form 8-K as Exhibit 99.2 and Exhibit 99.3 and are incorporated herein by reference.
On July 31, 2018, the Company irrevocably deposited with The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture, funds in trust for the purposes of redeeming all of the issued and outstanding Notes and paying all sums due and payable under the Indenture. As of July 31, 2018, the Company’s obligations under the Indenture and with respect to the Notes are satisfied and discharged, except with respect to those obligations that the Indenture expressly provides shall survive the satisfaction and discharge of the Indenture.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 31, 2018
99.2	Redemption Notice relating to December 2022 Notes, dated July 31, 2018
99.3	Redemption Notice relating to March 2022 Notes, dated July 31, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triangle Capital Corporation

Date: July 31, 2018	By:	/s/ Steven C. Lilly
Steven C. Lilly
Chief Financial Officer